UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On August 2, 2006, Albany Molecular Research, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2006.  That release referred to certain attached financial highlights for the three and six months ended June 30, 2006.  The full text of the press release, including the financial tables referred to within the release, which were posted on the Company’s internet website, are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)   On July 28, 2006, Frank W. Haydu III resigned from the Board of Directors of the Company, including all committees of the Board of Directors on which he served.  Mr. Haydu served on the Board of Directors since 1998.  Mr. Haydu did not resign from the Board of Directors because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1                           Press release dated August 2, 2006, issued by Albany Molecular Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 2, 2006 issued by Albany Molecular Research, Inc.